UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

THE CENTER FOR WOUND HEALING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Center for Wound Healing, Inc.
155 White Plains Road, Suite 200
Tarrytown, NY 10591
(914) 372-3150

________________

Notice of 2008 Annual Meeting of Stockholders
Meeting Date: June 4, 2009

________________

Dear Stockholder:

You are cordially invited to attend the 2008 annual meeting of stockholders of The Center for Wound Healing, Inc. (“we”, “us”, “our” or the “Company”), which will be held at the offices of King & Spalding LLP, 1185 Avenue of the Americas, 34th Floor, New York, New York, on June 4, 2009, at 10:00 am, local time, for the following purposes:

1.	To elect seven directors to serve until the 2009 annual meeting of stockholders;

2.	To ratify the appointment of Raich Ende Malter & Co. LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2009; and

3.	To approve The Center for Wound Healing, Inc. 2006 Stock Option Plan, as amended and restated; and

4.	To transact any other business that may properly come before the meeting.

If you were a stockholder of record at the close of business on April 30, 2009, you may vote at the annual meeting or any adjournment of the meeting.  A list of our stockholders will be maintained and open for examination by any stockholder, for any purpose germane to the annual meeting, during regular business hours at our principal place of business for ten days prior to the meeting.

As owners of the Company, your vote is important.  I urge you to vote your shares by proxy, even if you plan to attend the meeting.  This will ensure that your shares are voted.  Please fill out, sign and return your proxy card promptly.

On behalf of your Board of Directors, thank you for your participation in this important annual process.

Sincerely, John V. Capotorto, M.D. Chairman of the Board

Tarrytown, New York
May 4, 2009

Please promptly complete, sign, date and return the enclosed proxy card.  You may revoke your proxy at any time before it is voted at the meeting.  You will find information regarding the matters to be voted on in the proxy statement accompanying this notice.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 4, 2009.  Our proxy statement and annual report to security holders are available at http://www.cstproxy.com/centerwh/2009.

The Center for Wound Healing, Inc.
155 White Plains Road, Suite 200
Tarrytown, NY 10591
________________

PROXY STATEMENT
________________

The Board of Directors is soliciting proxies to be voted at the annual meeting of stockholders to be held on June 4, 2009, beginning at 10:00 am, local time, at the offices of King & Spalding LLP, 1185 Avenue of the Americas, 34th Floor, New York, New York, and any adjournments of the meeting.  Your vote is very important.  This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about May 4, 2009.

GENERAL INFORMATION

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card from us because as of the record date you owned shares of our common stock. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It provides information on these issues so that you can make an informed decision.

When you sign the proxy card or submit your proxy by telephone or Internet, you appoint Andrew G. Barnett and John V. Capotorto, M.D. as your representatives at the meeting. These representatives will vote your shares at the meeting (or any adjournments of the meeting) as you have instructed them. With proxy voting, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card just in case your plans change.

If an issue comes up for vote at the meeting (or any adjournments of the meeting) that is not described in this proxy statement, these representatives will vote your shares, under your proxy, at their discretion.

When is the record date?

The Board of Directors has fixed April 30, 2009, as the record date for the annual meeting. Holders of common stock as of the close of business on this date will be entitled to vote at the annual meeting.

How many shares are outstanding? How many votes are permitted per share?

As of the record date, there were 24,526,643 shares of common stock issued and outstanding. Each share is entitled to one vote. No cumulative rights are authorized and dissenters’ rights are not applicable to any of the matters being voted upon.

What am I voting on?

You are being asked to vote on the following:

•	the election of seven directors for a one year term, or until their respective successors are duly elected and qualified;

•	the ratification of the appointment of Raich Ende Malter & Co. LLP (“Raich Ende”) as our independent registered public accounting firm for the year ending June 30, 2009;

•	the approval of The Center for Wound Healing, Inc. 2006 Stock Option Plan, as amended and restated April 20, 2009 (the “Plan”); and

•	any other business that may properly come before the meeting.

How do I vote?

Holders of record of our shares can vote by signing your proxy card and mailing it in the enclosed, prepaid and preaddressed envelope addressed to Continental Stock Transfer & Trust Co. (“Continental”) or by attending the annual meeting and voting in person.

If you hold your shares in “street name” through a bank, broker or other nominee, your methods of voting depend on the voting processes of the broker, bank or other nominee. Please carefully follow the voting instructions provided by your bank, broker or other nominee on the voting instruction form or proxy card.

If you plan to attend the meeting and vote in person and your shares are not held in your name, you must request a legal proxy from your stockbroker or the registered owner to vote at the meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	signing another proxy with a later date and mailing it to Continental as long as Continental receives the proxy on or before June 3, 2009;

•	voting in person at the annual meeting; or

•	giving written notice to our Corporate Secretary at the Company’s address on the front cover of this proxy statement.

How many votes do you need to hold the meeting?

For us to conduct the annual meeting we must have a quorum, which means that a majority of our outstanding shares of common stock as of the record date must be represented at the meeting. Shares will be counted as represented at the annual meeting if the stockholder properly submits a proxy (even if the stockholder does  not provide voting instructions), or attends the annual meeting and votes in person.

How many votes are needed to elect directors?

The seven nominees receiving the highest number of FOR votes cast by the stockholders will be elected as directors, even if those nominees do not receive a majority of the votes cast. This number is called a plurality. A properly executed proxy card marked WITHHOLD with respect to the election of a director will not be voted and will not count FOR the nominee.

How many votes are needed to ratify the appointment of Raich Ende and to approve the Plan?

The appointment of Raich Ende will be ratified and the Plan will be approved if the votes cast FOR the proposals exceed the votes cast AGAINST the proposals. A properly executed proxy card marked ABSTAIN with respect to either of these proposals will not be voted and will not count FOR or AGAINST the proposal. Abstentions with respect to a proposal are counted for purposes of establishing a quorum.

Will my shares be voted if I do not sign and return my proxy card or vote in person at the annual meeting?

If you are a stockholder of record and you do not sign and return your proxy card or attend the annual meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this proxy statement.

If your shares are held in “street name” through a bank or broker and you do not provide voting instructions before the annual meeting, your bank or broker may vote your shares on your behalf under certain circumstances. Brokerage firms have the authority under certain rules to vote shares for which their customers do not provide voting instructions on “routine” matters.

The election of directors and the ratification of the appointment of Raich Ende are considered “routine” matters under these rules. Therefore, brokerage firms are allowed to vote their customers’ shares on these matters if the customers do not provide voting instructions. If your brokerage firm votes your shares on these matters because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR or AGAINST the routine matters.

The approval of the Plan is not considered a routine matter. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum, but not for determining the number of shares voted FOR or AGAINST the non-routine matter.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How are votes counted?

Your shares will be voted as you indicate. If you just sign your proxy card with no further voting instructions, your shares will be voted:

•	FOR the seven director nominees;

•	FOR the ratification of the appointment of Raich Ende as our independent registered public accounting firm; and

•	FOR the approval of the Plan.

Voting results will be tabulated and certified by Andrew G. Barnett, our Chief Executive Officer, Chief Financial Officer and Secretary.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting.  We will publish the final results in our Annual Report on Form 10-K for the fiscal year ended 2009, which will be filed with the Securities and Exchange Commission (the “SEC”).

Who will pay for the costs of soliciting proxies?

We will bear the cost of soliciting proxies. In an effort to have as large a representation at the meeting as possible, our directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. Upon request, we will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of our common stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

How can I obtain an additional copy of the Annual Report on Form 10-KSB for fiscal 2008?

Our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2008, which includes audited financial statements, accompanies this proxy statement. At the written request of any stockholder who owns common stock on the record date, we will provide, without charge, an additional paper copy of the Form 10-KSB, including the financial statements and financial statement schedules but not including exhibits. If requested, we will provide copies of the exhibits for a reasonable fee. Requests for additional paper copies of the Form 10-KSB should be directed to the Corporate Secretary, The Center for Wound Healing, Inc., 155 White Plains Road, Suite 200, Tarrytown, NY 10591.  The Form 10-KSB is also available at the SEC’s website at www.sec.gov.

What is “householding” and how does it affect me?

Householding is a program approved by the SEC which allows the delivery of only one package of proxy materials to you if there are multiple stockholders residing at the same address, unless we have received contrary instructions from one or more of the stockholders. This means you will receive an envelope containing one set of proxy materials and a separate proxy card for each stockholder account in the household. Proxy materials may include an annual report and a proxy statement. Householding saves us money by reducing printing and postage costs. It also creates less paper for you to manage and is environmentally friendly.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders residing at the same address who do not wish to participate in householding may contact us to request multiple copies of the proxy materials in the future. Stockholders residing at the same address and currently receiving multiple copies of the proxy materials may contact us to request to participate in householding in the future. For requests relating to householding, please contact the Corporate Secretary, The Center for Wound Healing, Inc., 155 White Plains Road, Suite 200, Tarrytown, NY 10591 or by facsimile at 914-372-3161.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our amended and restated bylaws provide that the Board of Directors of the Company may establish the number of directors who serve on our Board from time to time.  The current number of directors has been established at eight.  Each director holds office until his successor is elected and qualified or until his earlier death, resignation or removal.

David H. Meyrowitz, one of our directors, has indicated that he intends to resign at the conclusion of the annual meeting.  As a result of his resignation, the Board of Directors has determined to reduce the number of directors that constitute the Board to seven directors effective at the conclusion of the annual meeting.

Each of the nominees has indicated his willingness to serve if elected, and the Board of Directors has no reason to believe that any of the nominees will be unavailable for election.  However, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the Board of Directors, unless the stockholder has directed otherwise.

The names of the nominees, their ages as of April 30, 2009, and certain other information about them are set forth below:

Name	Age	Position

Andrew G. Barnett	54	Chief Executive Officer, Chief Financial Officer, Secretary and Director

Paul Basmajian	51	Director

Louis Bissette	39	Director

John V. Capotorto, MD	48	Chairman of the Board

John DeNobile	36	Director

Phillip Forman, DPM	50	Director

Douglas Trussler	37	Director

Andrew G. Barnett has been our Chief Executive Officer since January 19, 2007, our Chief Financial Officer since February 13, 2007 and is also our Corporate Secretary. From January 1, 2001 through January, 2007, Andrew G. Barnett was a principal of Morris Anderson & Associates, Ltd., a financial and management consulting firm. Mr. Barnett brings extensive expertise in the development and implementation of strategic plans, and operational and financial strategies. Mr. Barnett has served in advisory and senior management capacities as CEO, COO, and CFO to both publicly and privately held companies. Mr. Barnett has acted in such capacities in many companies including a $1 billion tobacco and HBA distributor, a $100 million outdoor security lighting company, a $150 million periodicals agency, a $90 million consumer products company, a $100 million financial services company, a $100 million industrial parts distributor, and a $50 million professional services firm. Mr. Barnett has served a broad range of clients with operations throughout the United States as well as in Europe, the Middle East and Asia. Industry experience includes retail, manufacturing, consumer products, publishing, financial services, wholesale distribution and professional services. Mr. Barnett has served as a director since 2008.

Paul Basmajian has 24 years servicing global asset management and plan sponsor communities. He is a Senior Managing Partner and member of the Board of Directors of BNY ESI & Co., subsequently acquired by the Bank of New York in 1998.  Mr. Basmajian served as the director of trading operations for BNY Brokerage until October of 2006. He currently serves as Director of Trading Operations and is a member of senior management for BNY ConvergEx.  Mr. Basmajian has served as a director since 2006.

Louis Bissette is a partner of Bison Capital Asset Management, LLC, having joined the firm in 2005 to head its east coast operations based in Charlotte, NC.  Previously, he was a General Partner at Brentwood Associates, a leading Los Angeles-based middle market private equity firm.  Prior to Brentwood, he worked in the corporate finance department of Morgan Stanley & Co., where his primary coverage responsibilities included the firm's private equity clients.  Mr. Bissette is a member of the Board of Directors of Big Rock Sports, LLC. Mr. Bissette graduated with a degree in Economics from the University of North Carolina at Chapel Hill, where he was a John Motley Morehead Scholar. Mr. Bissette has served as a director since 2008.

John DeNobile founded American Hyperbaric, Inc. in May 2005. From April 2002 through May, 2005, Mr. DeNobile invested in real estate development projects, from pre-construction through rental phase, as well as acting as a consultant to emerging companies. From 1995 through April 2002, Mr. DeNobile was a licensed stock broker at Winchester Investment Securities, Inc. Mr. DeNobile is currently president of Axcess, Inc., a company dedicated to providing state of the art imaging, diagnostic and interventional services and education to meet the vascular access needs of the hemodialysis community. Mr. DeNobile has served as a director since 2005.

John V. Capotorto, M.D., who serves as the Company’s Co-Chief Compliance Officer, was the Chief Medical Director of New York Hyperbaric, the predecessor to American Hyperbaric, Inc., since 2001 and from July, 2005 through January 18 was the Vice President of American Hyperbaric, Inc. Prior to joining New York Hyperbaric Dr. Capotorto was an attending physician in Adult and Pediatric Endocrinology and was a clinical assistant professor at SUNY HSCB since 1996. He holds board certification in Internal Medicine, Pediatrics, Adult and Pediatric Endocrinology and Metabolism, and is accredited in Hyperbaric Medicine. Additionally, he is the Medical Director of the Diabetes Treatment Center at Staten Island University Hospital and has extensive experience in both wound care and hyperbaric medicine. Dr. Capotorto graduated from Vassar College in 1981 and studied Medicine at the University of Bologna. He returned to New York where he completed a combined medical and pediatric internship and residency. Dr. Capotorto was a Research Fellow in Islet Cell Transplantation at the Joslin Diabetes Center and a clinical fellow in Adult and Pediatric Endocrinology at both the Joslin Diabetes Center and Children’s Hospital, part of the Harvard Medical School system. In addition to his medical training, Dr. Capotorto has completed an Executive MBA program at the Baruch College. He is a member of the Beta Gamma Sigma Honor Society and has used his combined medical and business knowledge towards developing and opening comprehensive Hyperbaric and Wound Care Centers. Dr. Capotorto has served as a director since 2005.

Phillip Forman, DPM, who serves as the Company’s Co-Chief Compliance Officer, was the Medical Director of New York Hyperbaric, the predecessor to American Hyperbaric, Inc., from  2001 to July, 2005 and served as the chief executive officer of American Hyperbaric, Inc. from July, 2005 through January 18, 2007.  Prior to joining New York Hyperbaric, he was a private practitioner. He received his doctor degree of Podiatric Medicine from the Pennsylvania College of Podiatric Medicine. His degree is a Diplomat, American Board of Podiatric Surgery. His academic appointments include Podiatric Attending, Staten Island University Hospital and Associate Director, Residency Program, Staten Island University Hospital. Dr. Forman has extensive experience in wound care. He has participated in numerous clinical trials involving diabetic foot infections, novel antibiotics and new biopharmaceuticals for problem and non-healing wounds of the lower extremities. He has participated in trials with Merck & Co., Inc., Pharmacia, OrthoBiotech, Novartis/Organogenesis, Johnson & Johnson, Monsanto, Ortho-McNiel, Alpha Therapeutics an d Ortec International. In addition to his clinical trial participation, Dr. Forman has several research projects underway involving Osteomyelitis and Vascular Disease in patients with diabetes. Dr. Forman has served as a director since 2005.

Douglas B. Trussler co-founded Bison Capital Asset Management, LLC in 2001 and is a partner and serves as its president. Previously, he was at Windward Capital Partners LP, and at Credit Suisse First Boston. Mr. Trussler is currently a member of the Board of Directors of GTS Holdings, Inc., Performance Team Freight Systems, Inc., Royal Wolf Australia Ltd., Royal Wolf Trading New Zealand Limited, Precision Assessment Technology Corporation, and Big Rock Sports, LLC. He was formerly a member of the Board of Directors of Twin Med, LLC and Helinet Aviation, Inc. Mr. Trussler earned a BA with honors in Business Administration from the University of Western Ontario in Canada. Mr. Trussler has served as a director since 2008.

The Board of Directors recommends that the stockholders vote FOR the election of the seven nominees for director.

CORPORATE GOVERNANCE

Board Meetings

During fiscal 2008, the Board held a total of 18 meetings. Each director attended 75% or more of the aggregate number of meetings of the Board during fiscal 2008.  The Board has not adopted a policy with respect to director attendance at the annual meeting of stockholders.  We did not have an annual meeting for the fiscal year 2007.

Board Committees

Our bylaws set the authorized number of directors at not less than three or more than eleven, with the actual number fixed by resolution of our stockholders or our Board of Directors. Our bylaws authorize the Board of Directors to designate from among its members one or more committees, each consisting of one or more of the directors, with such powers and authority (to the extent permitted by law and subject to the bylaws) as may be provided in such resolution.

In October 2008, the Board established an Audit Committee and adopted an Audit Committee Charter.  In April 2009, the Board adopted an Amended and Restated Audit Committee Charter.  The amended and restated charter is available on the Company’s website at http://www.centerwh.com/publicdownload/Audit_Committee.pdf. In a Board meeting on March 5, 2009, the Board appointed Messrs. Bissette, Trussler and Barnett as members of the Audit Committee.  There have not yet been any meetings of the Audit Committee. The principal functions of the Audit Committee are to recommend the annual appointment of the Company’s auditors concerning the scope of the audit and the results of their examination, to review and approve any material accounting policy changes affecting the Company’s operating results and to review the Company’s internal control procedures.

Since Mr. Barnett joined the Board in May 2008, he has been performing the functions of the Audit Committee.  Prior to that time, the Board delegated these responsibilities to him as Chief Executive Officer and Chief Financial Officer.  The Board has determined that Messrs. Bissette, Trussler and Barnett are audit committee financial experts within the meaning of applicable SEC rules.

In October 2008, the Board also established a Compensation Committee and adopted a Compensation Committee Charter.  In April 2009, the Board adopted an Amended and Restated Compensation Committee Charter. The amended and restated charter is available on the Company’s website at http://www.centerwh.com/publicdownload/Compensation_Committee.pdf.  In a Board meeting on March 5, 2009, the Board appointed Messrs. Bissette, Trussler and Forman as members of the Compensation Committee.  There have not yet been any meetings of the Compensation Committee.  The principal functions of the Compensation Committee are to review and recommend compensation and benefits for the executives of the Company.

In 2008, the Board of Directors reviewed and approved the compensation of Mr. Barnett. Mr. Barnett determined the compensation of the Company’s employees (other than himself) and awarded performance bonuses to the Company’s employees (other than himself), based upon an annual bonus pool established by the Board. In addition, in 2008, the Board performed the functions typically delegated to a nominating committee.

Director Independence

The Board assesses each director’s independence in accordance with the applicable rules and regulations of NASDAQ.  This assessment includes a review of any potential conflicts of interest and significant outside relationships.  In determining each director’s independence, the Board broadly considers all relevant facts and circumstances, including specific criteria included in NASDAQ’s corporate governance standards.  For these purposes, the Board considers certain relationships that existed during a three-year look-back period.  The Board considers the issue not merely from the standpoint of a director, but also from the standpoint of persons or organizations with which the director has an affiliation.  An independent director is free of any relationship with the Company or management that impairs the director’s ability to make independent judgments.

Based on this assessment, the Board has determined that the following directors are independent: Messrs. Basmajian, Bissette and Trussler.

Director Nominations

In fiscal 2008, the Board as a whole was responsible for evaluating and recommending candidates for the Board, including incumbent directors whose terms are expiring and potential new directors, and has not established a separate nominating committee.  The Board does not have a formalized process for identifying and evaluating nominees for director.  Members of the Board stand for reelection on an annual basis.  From time to time, one or more members of the Board may identify an individual known to such director to possess some or all of the qualifications discussed below.  Any director seeking to nominate such individual for appointment or election to the Board would then describe the background and qualifications of such individual to the Board at a duly convened meeting thereof.  The Board would then vote to either recommend or not recommend the appointment of such person to the Board or the nomination of such individual for election as director by the stockholders.

At this time, the Board does not believe that a separate nominating committee is necessary.  The Board will review any candidates recommended by stockholders of the Company.  Candidates for director received from stockholders will be given the same consideration as those identified or recommended by other sources.  The procedures for suggesting a potential nominee for director are described under the caption “Stockholder Proposals” in this proxy statement.  There have been no material changes during fiscal 2008 to the procedures by which stockholders may recommend nominees to the Board.  No candidates have been put forth by stockholders of the Company for fiscal 2008.

The Board requires director nominees to have the highest personal and professional integrity, to have demonstrated exceptional ability and judgment and, together with other nominees, to effectively serve stockholders’ long-term interests and contribute to the Company’s overall corporate goals.  In addition, the Board considers issues of character, judgment, diversity of views and perspective, expertise, corporate experience, business acumen, ability to serve and other relevant factors.

The Company does not pay an annual fee to any third party to identify or evaluate or assist the Company in identifying or evaluating potential nominees for director.  However, the Board retains the authority to retain such a third party if it so elects.

All nominees for election are current directors of the Company.  Mr. Barnett, who was first elected director in fiscal 2008, was recommended as nominee by Mr. Basmajian, one of our non-management directors.  Pursuant to the voting agreement (the “Voting Agreement”) entered into in March 2008 and previously filed with the SEC, Bison Capital Equity Partners II-A, L.P. and Bison Capital Equity Partners II-B, L.P. (collectively, “Bison”) generally has the right to cause the stockholders of the Company to appoint two representatives designated by Bison to serve on the Board of Directors.  The two directors so appointed are Messrs. Bissette and Trussler.

Family Relationships and Other Information

There are no family relationships between any two or more of our former or current directors or executive officers.  Pursuant to the Securities Purchase Agreement between Bison and the Company, upon the occurrence of an event of default under the agreement, Bison shall have the right to appoint a majority of the members of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

During fiscal 2008, none of our named executive officers served on the compensation committee (or equivalent) or the Board of Directors of another entity whose executive officer(s) served on our Board.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to the Securities and Exchange Commission and in other public communications made by the Company;

•	Compliance with applicable government laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	Accountability for adherence to the code.

We adopted a formal code of ethics statement that is designed to deter wrongdoing and to promote ethical conduct and full, fair, accurate, timely and understandable reports that we file or submit to the SEC and others. A copy of the code of ethics is filed as an exhibit to the Annual Report on form 10-KSB filed with the SEC on September 24, 2004, and may be obtained from the Company upon request.

DIRECTOR COMPENSATION

Messrs. Basmajian and Meyrowitz received the following compensation for their service as directors for the fiscal year 2008: $1,000 for each in-person meeting and $750 for each telephonic meeting.  In fiscal year 2008, the Board had eight in-person meetings and 10 telephonic meetings.  Thus, the fees earned by each of Messrs. Basmajian and Meyrowitz were $15,500.  In lieu of these fees as well as other fees due, in September 2008, Mr. Basmajian was issued 60,000 options.  In lieu of these fees as well as other amounts due for services performed, in September 2008, Mr. Meyrowitz was issued 100,000 options.  Since Messrs. Bissette and Trussler are designated by Bison to serve on the Board pursuant to the Voting Agreement, they are compensated for their services by Bison and not by the Company.  Directors of the Company who are also employees of the Company do not receive additional compensation for their services as directors.  Mr. DeNobile, because he owns more than 5% of the outstanding shares of the Company, is treated as an employee for the purposes of compensation for his service as director and therefore does not receive any compensation for his service as director.  The Company reimburses all directors for their expenses in connection with their activities as directors of the Company.

Fiscal 2008 Director Compensation

The following table sets forth the compensation paid to our non-executive officer directors in fiscal year 2008.  Mr. Barnett’s compensation is set forth in the Fiscal 2008 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Paul Basmajian (1)	—	—	—	—	—	—
Louis Bissette	—	—	—	—	—	—
John Capotorto, M.D.	—	—	—	—	325,000(2)	325,000
John DeNobile	—	—	—	—	—	—
Phillip Forman, M.D.	—	—	—	—	325,000(2)	325,000
David H. Meyrowitz (1)	—	—	—	—	—	—
Douglas B. Trussler	—	—	—	—	—	—

(1)
As of June 30, 2008, each of Messrs. Basmajian and Meyrowitz held 50,000 vested options that expire on July 18, 2012.  These are the only outstanding equity awards held by the directors listed in the table.  No cash fees were actually paid to directors in fiscal 2008.  In September 2008, the Board of Directors approved the re-pricing of the vested options to the current market value of $1.05 at the re-price date all of which expire on July 18, 2011.  The Board also issued an additional 60,000 options to Mr. Basmajian and 100,000 options to Mr. Meyrowitz at the exercise price of $1.05 all of which expire on September 17, 2013.

(2)
Drs. Capotorto and Forman received $300,000 in salary and $25,000 for a car allowance for their service as Medical Director, a non-executive officer position. The employment agreements are described below.

Employment Agreements for John Capotorto and Phillip Forman

We have employment agreements with two of our directors that continue to serve as non-executive officers of the Company.

On December 1, 2005, our predecessor, American Hyperbaric, Inc., entered into short-term and long-term employment agreements with Dr. Phillip Forman and Dr. John Capotorto pursuant to which Dr. Forman agreed to serve as our Chief Executive Officer and Dr. Capotorto agreed to serve as our Chairman and Medical Director.  The term of the short-term agreements was four months, commencing on December 1, 2005 and ending on April 1, 2006.  The term of the long-term agreements is five years, commencing on April 1, 2006 and ending on April 1, 2011.  Both the short-term and long-term agreements are subject to earlier termination.  As of January 3, 2007, Dr. Forman resigned as our Chief Executive Officer, although he remains a member of our Board of Directors.

Under the terms of the agreements, Drs. Forman and Capotorto each receive a salary of $300,000 per year, with automatic annual base compensation increases of $10,000 beginning April 2007.  In addition, Drs. Forman and Capotorto are eligible for all employee benefits made available generally to senior executive officers, including participation in medical and life insurance programs and profit sharing plans, and may lease or purchase an automobile at our expense, provided such purchase or lease does not exceed $25,000 per year.

The agreements provide that we may terminate the employment of Drs. Forman and Capotorto for cause upon 15 days’ written notice.  For the purpose of the agreements, cause means (1) conviction for fraud or a felony; (2) embezzlement; (3) willful and continued material failure to perform the duties and services required under the employment agreements for a continued period of 45 days following written notice thereof from us; or (4) the employee voluntarily leaving our employ other than for good reason.  The employment agreements also provide that we may terminate the employment of Dr. Forman or Dr. Capotorto without cause, upon 30 days’ prior written notice to that employee.  In addition, Dr. Forman or Dr. Capotorto may terminate his own employment, upon prior written notice to us, for good reason.  For the purpose of the agreements, good reason means (1) a material adverse change in the employee’s title, responsibilities or assignment of duties inconsistent with, or adverse to, his current duties; (2) any failure by us to comply with the terms of the employment agreements; (3) any requirement by us that the employee’s office be located more than 15 miles from his or her current office; (4) any requirement that the employee travel in connection with his duties to any location located more than 15 miles from his or her current office location; or (5) 30 days following a material breach by us of our obligations under the employment agreements that is not cured within 15 days following receipt of written notice from the employee specifying such breach.

Upon a change of control of our Company, if (1) an employee is terminated by us at any time subsequent to a change of control, other than for cause; or (2) an employee voluntarily terminates such employment within 180 days subsequent to a change of control, then, in addition to any other amounts we may be obligated to pay that employee, we agree to pay to the employee within 10 days after such termination a lump sum payment in cash in an amount equal to 2.99 times the employee’s base salary.  For purposes of the employment agreements, a change of control occurs if (1) any person or group of persons becomes the beneficial owner of more than 35% of our outstanding voting securities; or (2) when individuals who are members of the Board of Directors at any one time shall, within a period of 13 months thereafter, cease to constitute a majority of the Board of Directors except where such change is approved by a majority of such members of the Board of Directors who both are then serving as such and were serving as such at the beginning of the period.

Each of Drs. Forman and Capotorto is bound by a nondisclosure of confidential information provision included in the employment agreements, pursuant to which they may not disclose any confidential information about us, including our financial condition, our products and services, and information concerning the identity of individuals affiliated with us, during the term of his employment and for a period of five years thereafter.  In addition, Drs. Forman and Capotorto agree to abide by the provisions of the covenants not to compete found in the employment agreements, pursuant to which they agree, during the period of employment with us and for a period of three years thereafter, not to engage as, among other things, an officer, director, employee, shareholder (other than ownership of less than 5% of the issued and outstanding stock of a public company) or consultant for any entity which is engaged in providing services in competition with our business.

Under the terms of our employment agreements, we agree to indemnify Drs. Forman and Capotorto to the maximum extent permitted by law against all claims, judgments, fines, penalties, liabilities, losses, costs and expenses (including reasonable attorneys’ fees) arising from their position as executive officers, or from acts or omissions made in the course of performing their duties for us.  However, such indemnity does not apply to acts or omissions which constitute willful misconduct, gross negligence, or which resulted in an improper personal benefit for the employee.  In addition, we agree to maintain directors’ and officers’ liability insurance on behalf of Drs. Forman and Capotorto.

EXECUTIVE OFFICERS

Executive officers are elected by the Board and serve until they resign or are removed by the Board.  The Company’s executive officers and their respective ages as of April 30, 2009 are set forth in the following table.

Name	Age	Positions

Andrew G. Barnett	54	Chief Executive Officer, Chief Financial Officer, Secretary and Director

David J. Walz	49	President and Treasurer

Andrew G. Barnett for biographical information about Mr. Barnett, see “Proposal No. 1 — Election of Directors.”

David J. Walz was named President on September 27, 2006 and is also our Treasurer. Mr. Walz joined our predecessor company in November 2003 as Executive Vice President and Chief Operating Officer. Mr. Walz is an executive with over twenty-one years of experience in hospital operations, financial management, business development and strategic planning within complex healthcare organizations. From November 2000 to September 2003, Mr. Walz was Executive Director/Vice President of Operations at St. John’s Queens Hospital, formerly a teaching division of Saint Vincent’s Catholic Medical Centers in New York, where he was responsible for day-to-day operations. Prior to this role, Mr. Walz held various positions in finance, including director of finance for a four-hospital system. Mr. Walz has a bachelor’s degree in Finance, Banking and Investments and also holds a master’s Degree in Healthcare Administration. Mr. Walz is a Fellow (“FHFMA”) and a Certified Managed Care Professional (“CMCP”) in the Healthcare Financial Management Association.

EXECUTIVE COMPENSATION

Fiscal 2008 Summary Compensation Table

The following table summarizes the compensation of the named executive officers for the fiscal years ended June 30, 2008 and 2007.  The named executive officers are our Chief Executive Officer and Chief Financial Officer and our President.  These are the only two executive officers that served during the year ended June 30, 2008.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Andrew G. Barnett (2)	2008	335,880	—	—	975,185	125,000(3)	22,075(4)	1,458,140
Chief Executive Officer and Chief Financial Officer	2007	136,615	—	—	1,338,045	—	6,600	1,481,260

David J. Walz (5)	2008	215,385	42,308	—	204,172	—	16,306(4)	478,171
President	2007	218,469	50,000	—	204,172	—	9,600	482,241

(1)
The values for option awards in this column represent the cost recognized for financial statement reporting purposes for fiscal year 2008 and 2007, respectively, in accordance with FAS 123R. However, pursuant to SEC rules these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to value these awards can be found in Note 3 to the financial statements to the Company’s Annual Report on Form 10-KSB for fiscal 2008.

(2)
Mr. Barnett entered into an employment agreement on January 3, 2007, with an effective date of January 19, 2007, to serve as Chief Executive Officer. Mr. Barnett assumed the role of Chief Financial Officer on February 13, 2007.

(3)
Pursuant to the terms of his employment agreement, Mr. Barnett received $75,000 for the successful implementation of a new accounting system during fiscal 2008 and $50,000 for the successful closing of a transaction with Bison during fiscal 2008.

(4)
We reimbursed automobile expenses for Messrs. Barnett and Walz in the amounts of $14,400 and $8,631, respectively, and health benefit expenses for both named executive officers in the amount of $7,675.

(5)	Mr. Walz was appointed as our president on September 27, 2006.

Employment Agreements with the Named Executive Officers

Employment Agreement for Andrew G. Barnett

On July 21, 2008, the Company entered into an employment agreement (the “2008 Barnett Employment Agreement”) with Andrew G. Barnett, effective as of March 31, 2008, which amended and restated the employment agreement dated January 3, 2007 (the “2007 Barnett Employment Agreement”).  Pursuant to the 2008 Barnett Employment Agreement Mr. Barnett agreed to serve as our Chief Executive Officer and Chief Financial Officer. The initial term of the 2008 Barnett Employment Agreement commenced on March 31, 2008 and ends on June 30, 2011, and will automatically be renewed for an additional 12 months unless Mr. Barnett or the Company provides written notice of the intent not to renew on or before June 30, 2010.  After each 12 month extension, the term will continue to renew for successive 12 month periods unless Mr. Barnett or the Company provides written notice of the intent not to renew no less than 180 days prior to the end of the renewal term.

Under the terms of the agreement, Mr. Barnett will receive an annual base salary of $375,000 beginning March 31, 2008, which salary will be reviewed annually by the Board of Directors. In addition, Mr. Barnett has earned (1) a one-time cash bonus of $75,000 for successfully implementing a new accounting system (the “accounting bonus”) that was paid to him upon the filing of certain reports with the Securities and Exchange Commission; and (2) a one-time cash bonus of $50,000 for closing the transaction with Bison (the “closing bonus”) was paid to him on or before September 15, 2008.  He is eligible to earn annual cash performance bonuses based on the Company’s achievement of certain adjusted EBITDA targets for fiscal years 2008 through 2013 and thereafter.  The amount of the annual cash performance bonus, if earned, will be set by the Board in its sole discretion, but will be no less than $50,000 and no greater than 50% of his then-existing base salary.  Mr. Barnett is also eligible for all employee benefits made available generally to other senior executive officers, including participation in medical and life insurance programs and profit sharing plans, and is entitled to reimbursement for automobile expenses, provided such expenses do not exceed $15,000 per year and $3,000 per month. We have agreed to establish a long-term incentive plan no later than September 30, 2008, in which Mr. Barnett will be entitled to participate. If Mr. Barnett is subject to an excise tax under the Internal Revenue Code of 1986, as amended, he will be entitled to a gross-up payment.

On January 3, 2007, pursuant to the 2007 Barnett Employment Agreement, Mr. Barnett was granted options to purchase 1,000,000 shares of our common stock under the Center for Wound Healing, Inc. 2006 Stock Option Plan.  Six hundred thousand of these options are time vesting options and 400,000 are performance vesting options.  With respect to the 600,000 time vesting options, 500,000 are fully vested, and the final 100,000 options will vest January 3, 2010, provided that Mr. Barnett remains continuously employed by the Company until such date.  With respect to the 400,000 performance vesting options, 200,000 options are fully vested, and the remaining 200,000 options will vest at a rate of 100,000 options per year if we meet certain financial targets during fiscal years 2010 and 2011 as set forth in the employment agreement.  Effective July 21, 2008, the exercise price for these options was reduced from $3.10 per share to $1.05 per share.

On July 21, 2008 Mr. Barnett was granted an additional 750,000 performance vesting options at an exercise price of $1.05 per share.  250,000 of these performance vesting options are fully vested.  The remaining 500,000 performance vesting options will vest at a rate of 250,000 per year if we meet certain quarterly Adjusted EBITDA targets during fiscal years 2010 and 2011.

All of Mr. Barnett’s options will vest upon a change of control as described below. To the extent Mr. Barnett’s options have vested at the time of his termination of employment, the options will remain outstanding and exercisable for ten years following the applicable option grant date.

The agreement provides that we may terminate Mr. Barnett for cause at any time upon written notice. For purposes of the agreement, cause means any of the following: (1) Mr. Barnett’s material breach of the agreement, breach of fiduciary duty having a material adverse impact on our Company, material breach of our employment policies applicable to him, or refusal to follow the lawful directives of our Board of Directors that is not corrected (to the extent correctable) within 10 days after delivery of written notice to Mr. Barnett with respect to such breach; (2) Mr. Barnett’s breach of a fiduciary duty to us, material breach of our employment policies applicable to him, refusal to follow the lawful directives of our Board of Directors, or repeated breach of the same provision of the agreement, each on more than two occasions, regardless of whether such breach has been or may be corrected; (3) Mr. Barnett’s indictment for or conviction of a felony or any crime involving fraud; (4) Mr. Barnett’s misappropriation of our funds or material property; or (5) Mr. Barnett’s material dishonesty, disloyalty or willful misconduct. In addition, we may terminate Mr. Barnett’s employment without cause upon 30 days’ prior written notice.  A failure by us to renew the 2008 Barnett Employment Agreement is a termination without cause.

Pursuant to the agreement, Mr. Barnett may terminate his employment for good reason at any time upon written notice to us. Mr. Barnett may also terminate his employment without good reason upon 45 days’ prior written notice. For purposes of the agreement, good reason means the occurrence of: (1) a material change in Mr. Barnett’s duties, reporting responsibilities, titles or elected or appointed offices as in effect immediately prior to the effective date of such change, provided, however that Mr. Barnett’s ceasing to be our chief financial officer does not constitute good reason; (2) any reduction or failure to pay when due any compensation to which Mr. Barnett is entitled; (3) our breach of any material provisions of the 2008 agreement; (4) the relocation of our corporate offices more than 100 miles away from Mr. Barnett’s current residence; (5) our hiring, retaining or promoting any employee or consultant whose base salary is or becomes greater than Mr. Barnett’s base salary; or (6) our failure to have Mr. Barnett elected as a member of the Board of Directors.

In addition, Mr. Barnett may terminate his employment within 60 days of a change of control, defined to occur at such time as (1) any person is or becomes the beneficial owner of securities representing 45% or more of the combined voting power for election of directors of our then outstanding securities, subject to certain exceptions; (2) during any period of two years or less, individuals who at the beginning of such period constitute the Board of Directors cease to constitute at least a majority of the Board of Directors; (3) the consummation of a sale or disposition of 50% or more of our assets or business; or (4) the consummation of any reorganization, merger, consolidation or share exchange, subject to certain exceptions.

If we terminate Mr. Barnett’s employment without cause or if Mr. Barnett terminates his employment for good reason, then Mr. Barnett is entitled to: (1) his then-existing base salary through the end of the term of the 2008 agreement, or for two years, whichever is longer; (2) the full amount of the Accounting Bonus and the Closing Bonus, to the extent that they have not been paid as of the date of termination; (3) a pro-rata amount of any annual bonus for which he is eligible and (4) the continuation of his health or medical benefit plans for a period of two years.  However, if his employment is terminated as a result of our failure to renew the initial term of his 2008 Barnett Employment Agreement, then he is generally entitled to receive the continuation of his base salary and his health or medical benefit plans for a period of one year.  In addition, any unvested time vesting stock options to which Mr. Barnett may have been entitled will immediately vest.   The performance vesting options will vest if the adjusted EBITDA for the quarter meets the adjusted EBITDA targets.  If Mr. Barnett terminates his employment pursuant to a change of control, Mr. Barnett will be entitled to receive the payments described above, as well as a cash payment of $800,000 if the average price per-share sale price resulting in the change of control is less than $7.50.

Mr. Barnett may not disclose any confidential information about us, including our financial condition, our products and services, and information concerning the identity of individuals affiliated with us, during the term of his employment and for a period of five years thereafter.

Mr. Barnett agrees not to manage, operate, participate in, be employed by or perform consulting services for our competitors listed in the 2008 Barnett Employment Agreement during the term of his employment, and during any period which he is receiving the continuation payments from us as described above.  During this period, Mr. Barnett agrees to abstain from soliciting any individual, partnership, corporation, association, or entity who, within the 36 month period prior to Mr. Barnett’s termination of employment, contracted with us or was solicited by us for business, and to abstain from soliciting any of our officers, managers or salespersons.

To the fullest extent permitted by law, we agree to indemnify Mr. Barnett pursuant to our standard indemnification agreement and by any directors’ and officers’ liability insurance we maintain.  We also agree to maintain directors’ and officers’ liability insurance in appropriate amounts for the benefit of Mr. Barnett throughout the term of his employment with us, and for a period of three years thereafter.

Employment Agreement for David Walz

On December 2, 2008, we entered into an employment agreement (the “2008 Walz Employment Agreement”) with David Walz, effective as of October 7, 2008, which amended and restated the employment agreement dated April 1, 2005 (the “2005 Walz Employment Agreement”). Pursuant to the 2008 Walz Employment Agreement, Mr. Walz agreed to serve as our President and Treasurer.

The initial term of the 2008 Walz Employment Agreement is three years, commencing October 7, 2008 and ending on June 30, 2011, and will be automatically renewed for an additional 12 months unless Mr. Walz or the Company provides written notice of the intent not to renew on or before January 1, 2011.  After each 12 month extension, the term will continue to renew for successive 12 month periods unless Mr. Walz or the Company provides written notice of the intent not to renew no less than 180 days prior to the end of the renewal term.

Under the terms of the agreement, Mr. Walz’s annual base salary is $285,000 and is subject to annual cost of living increases not to exceed 4% per year.  The Board of Directors will also review the base salary at least annually and may increase it in its sole discretion.  Mr. Walz received a $10,000 signing bonus upon execution of the 2008 Walz Employment Agreement.  Mr. Walz is eligible to earn annual cash performance bonuses based on the Company’s achievement of certain gross margin targets for fiscal years 2009 through 2011 and thereafter.  The amount of the annual cash performance bonus, if earned, will be set by the Board of Directors in its sole discretion, but will be no less than $50,000 and no greater than 50% of his applicable base salary.  Mr. Walz’s car allowance is increased to an amount not exceeding $15,000 per year, and his vacation is increased to 6 weeks per year.

Pursuant to the 2008 Walz Employment Agreement, the exercise price of the 210,000 time vesting options previously granted to Mr. Walz was reduced from $3.00 and $4.00 per share to $1.05 per share, which represents the fair market value of a share of the Company’s stock as determined by the Board of Directors as of October 8, 2008.  The expiration date of the time vesting options was extended to April 1, 2011.  In addition, on October 8, 2008, Mr. Walz was granted (i) an additional 300,000 time vesting options, 75,000 of which are fully vested, and (ii) an additional 225,000 performance vesting options, at an exercise price of $1.05 per share, 75,000 of which are fully vested.  The remaining 225,000 time vesting options will vest at a rate of 75,000 per year on each anniversary of the grant date provided that Mr. Walz is employed by the Company through such date.  The remaining 150,000 performance vesting options will vest at a rate of 75,000 per year if we meet certain quarterly Adjusted EBITDA targets during fiscal years 2010 and 2011.

The Board of Directors may terminate Mr. Walz’s employment for cause at any time upon written notice.  For purposes of the agreement, cause means any of the following: (1) Mr. Walz’s material breach of the agreement, breach of fiduciary duty having a material adverse impact on the Company, material breach of the Company’s employment policies applicable to him, or refusal to follow the lawful directives of the Board of Directors consistent with the agreement that is not corrected (to the extent correctable) within ten (10) days after delivery of written notice to Mr. Walz with respect to such breach; (2) Mr. Walz’s breach of a fiduciary duty to the Company, material breach of the Company’s employment policies applicable to him, refusal to follow the lawful directives of the Board of Directors consistent with the agreement, or repeated breach of the same provision of the agreement, each on more than two (2) occasions, regardless of whether such breach has been or may be corrected; (3) Mr. Walz’s indictment for or conviction of a felony or any crime involving fraud; (4) Mr. Walz’s misappropriation of funds or material property; or (5) Mr. Walz’s material dishonesty, disloyalty, or willful misconduct.   In addition, we may terminate Mr. Barnett’s employment without cause upon 30 days’ prior written notice.  A failure by us to renew the 2008 Walz Employment Agreement is a termination without cause.

In the event of a termination of his employment by the Company without cause, by Mr. Walz for good reason or by Mr. Walz following a change in control, Mr. Walz is entitled to (1) continuation of his then-existing base salary through the end of the term or for 24 months, whichever is longer, (2) a pro-rata amount of his annual bonus, (3) payment of any accrued employment benefits and (4) continued health or medical benefits for 24 months.  Any unvested time vesting options will immediately vest and become exercisable.  With respect to performance vesting options, if the Company’s annualized EBITDA for the quarter during which the termination takes place exceed any of the EBITDA vesting thresholds, then any performance vesting options that would have vested as a result of the Company’s achieving such EBITDA threshold at any time shall vest and become exercisable.  However, if his employment is terminated as a result of the Company’s failure to renew the initial term of the 2008 Walz Employment Agreement, then he is generally entitled to receive the continuation of his base salary and his health or medical benefit plans for a period of 12 months.

Mr. Walz may not disclose any confidential information about us, including our financial condition, our products and services, and information concerning the identity of individuals affiliated with us, during the term of his employment and for a period of five years thereafter.

Mr. Walz agrees not to manage, operate, participate in, be employed by or perform consulting services for our competitors listed in the 2008 Walz Employment Agreement during the term of his employment, and during any period which he is receiving the continuation payments from us as described above.  During this period, Mr. Walz agrees to abstain from soliciting any individual, partnership, corporation, association, or entity who, within the 36 month period prior to Mr. Walz’s termination of employment, contracted with us or was solicited by us for business, and to abstain from soliciting any of our officers, managers or salespersons.

To the fullest extent permitted by law, we agree to indemnify Mr. Walz pursuant to our standard indemnification agreement and by any directors’ and officers’ liability insurance we maintain.  We also agree to maintain directors’ and officers’ liability insurance in appropriate amounts for the benefit of Mr. Walz throughout the term of his employment with us, and for a period of three years thereafter.

Outstanding Equity Awards At 2008 Fiscal Year End

The following table shows the number of shares covered by exercisable and unexercisable options held by our named executive officers on June 30, 2008. All options were granted under The Center for Wound Healing 2006 Stock Option Plan, formerly called the Kevcorp Services Inc. 2006 Stock Option Plan.  There were no stock awards outstanding on June 30, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Andrew G. Barnett	400,000	200,000(1)		3.10(2)	January 3, 2007	January 3, 2017
	100,000		300,000(3)	3.10(2)	January 3, 2007	January 3, 2017

David J. Walz	160,000			3.00(4)	April 1, 2006	April 1, 2016
	50,000			4.00(4)	April 1, 2006	April 1, 2016

(1)	Of these options, 100,000 vested on January 3, 2009 and 100,000 will vest on January 3, 2010.

(2)	In accordance with the terms of the 2007 Barnett Employment Agreement, effective July 21, 2008 the exercise price for Mr. Barnett’s options was reduced from $3.10 per share to $1.05 per share.

(3)
100,000 of these options will vest if the Company meets certain financial targets during fiscal 2009, 100,000 of these options will vest if the Company meets certain financial targets during fiscal 2010 and 100,000 of these options will vest if the Company meets certain financial targets during fiscal 2011.

(4)	In accordance with the terms of the 2005 Walz Employment Agreement, effective December 2, 2008 the exercise price for Mr. Walz’s options was reduced from $3.00 and $4.00 per share to $1.05 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 30, 2009 by each director and named executive officer, all executive officers and directors as a group, and each person known to us to own beneficially more than 5% of the common stock.

Name and Address of Beneficial Owner(1)	Amount of Ownership(2)(3)	Percentage of Class(4)
Andrew G. Barnett	950,000	3.7%
Paul Basmajian	371,110	*
Louis Bissette (5)	7,080,363	22.4%
John Capotorto, M.D.	4,575,848	18.7%
John DeNobile	2,050,924	8.4%
Phillip Forman, M.D.(6)	4,075,848	16.6%
David H. Meyrowitz	220,000	*
Douglas B. Trussler (5)	7,080,363	22.4%
David Walz	390,999	1.6%
Directors and executive officers as a group (9 persons)	19,715,092	59.3%

The Elise Trust	4,187,848	17.1%

* Less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o The Center for Wound Healing, Inc., 155 White Plains Road, Suite 200, Tarrytown, NY 10591.

(2)
Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly has or shares the powers to direct the voting of the security or the power to dispose or direct the disposition of the security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.  A person is also deemed to be a beneficial owner of any securities with respect to which that person has the right to acquire beneficial ownership within 60 days of January 26, 2009.  Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of stock beneficially owned.

(3)
Includes shares which may be acquired through stock options exercisable through April 30, 2009 at the exercise price of $1.05 per share in the following amounts: Barnett - 950,000; Basmajian - 110,000; Meyrowitz - 150,000; and Walz - 360,000. Also includes shares through warrants exercisable at a $2 strike price in the following amount: Basmajian - 50,000.

(4)	Based on 24,526,643 shares of Common Stock issued and outstanding as of April 30, 2009.

(5)
Includes the following for which the named person has shared voting and investment power: warrants held by Bison Capital Equity Partners II-A, L.P. to purchase 469,074 shares of the Company at the initial exercise price of $5.00 per share and warrants held by Bison Capital Equity Partners II-B, L.P. to purchase 6,611,289 shares of the Company at the initial exercise price of $5.00 per share.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board appointed Raich Ende to audit our consolidated financial statements for the year ended June 30, 2008, and to prepare a report on this audit.  The Board established an Audit Committee in October 2008.  The Audit Committee has not yet engaged an audit firm to audit our consolidated financial statements for the year ended June 30, 2009, but it does anticipate engaging Raich Ende.  A representative of Raich Ende will not be present at the annual meeting.

We are asking our stockholders to ratify the appointment of Raich Ende as our independent registered public accounting firm for the fiscal year ending June 30, 2009. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Raich Ende to our stockholders for ratification because we value our stockholders’ views on the independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment, it will be considered as a direction to the Board and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

Principal Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended June 30, 2008 and 2007 by our independent registered public accountants, Raich Ende, were:

	Fiscal Year Ended
	2008	2009

Audit Fees(a)	$300,000	$1,000,000
Audit-Related Fees	—	—

Total Audit and Audit-Related Fees	362,000	1,000,000
Tax Fees(b)	62,000	150,000
All Other Fees	—	—

Total Fees	$362,000	$1,150,000

(a)
Includes fees for the audit of our annual financial statements, review of our interim financial information and other services typically provided by an accountant in connection with statutory and regulatory filings or engagements for this fiscal year.

(b)	Includes fees for tax compliance work.

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Raich Ende our independent registered public accounting firm for the fiscal year ending June 30, 2009.

Report of the Board of Directors

In October 2008, the Board of Directors formed an Audit Committee. In a Board meeting on March 5, 2009, the Board appointed Messrs. Bissette, Trussler and Barnett as members of the Audit Committee.  There have not yet been any meetings of the Audit Committee. Prior to that time, Mr. Barnett, by delegation of the Board of Directors, was responsible for, among other things, reviewing with our independent registered public accountants the scope and results of their audit engagement. In connection with the fiscal 2008 audit, the Mr. Barnett has:

•
reviewed and discussed with management the Company’s audited financial statements, including management’s report on internal controls over financial reporting, included in our Annual Report on Form 10-KSB for the year ended June 30, 2008,

•	discussed with Raich Ende the matters required by Statement of Accounting Standards No. 61, “Communication with Audit Committees,” as amended, and SEC Regulation S-X, Rule 2-07, with Raich Ende, and

•
received written disclosures and the letter from Raich Ende required by applicable requirements of the Public Company Accounting Oversight Board regarding Raich Ende’s communications with the Board of Directors concerning independence, and has discussed with Raich Ende its independence.

Based on the review and the discussions described in the preceding bullet points, Mr. Barnett, on behalf of the Board of Directors, has determined that the audited financial statements and management’s report on internal controls over financial reporting be included in our Annual Report on Form 10-KSB for the year ended June 30, 2008 for filing with the Securities and Exchange Commission.

The Board of Directors

Andrew G. Barnett
Paul Basmajian
Louis Bissette
John V. Capotorto, MD
John DeNobile
Phillip Forman, DPM
David Meyrowitz
Douglas Trussler

PROPOSAL NO. 3
APPROVAL OF THE CENTER FOR WOUND HEALING, INC.
 2006 STOCK OPTION PLAN

We are asking for you to approve The Center for Wound Healing, Inc. 2006 Stock Option Plan, as amended and restated April 20, 2009.  A copy of the Plan is attached to this proxy statement as Annex A.  The following discussion summarizes the material terms of the Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan.

Purpose

The primary purpose of the Plan is to advance the interests of the Company by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, including persons, consultants, independent contractors, officers and directors, thereby encouraging stock ownership in the Company by such persons.

Administration

The Plan is administered by our Compensation Committee. This Compensation Committee is made up of two or more Directors serving on our Board.  At least two of the Directors, while  members of the Compensation Committee, must satisfy the requirements for a “non-employee Director” under Rule 16b-3 of the Exchange Act and an “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”).  The Compensation Committee charter provides that each Director on the Compensation Committee who does not satisfy such requirements will abstain from making any determination that is required to be made by “non-employee Directors” under Section 16 of the Exchange Act or by “outside directors” under Section 162(m) of the Code.

Coverage, Eligibility and Grant Limits

The Plan provides for the issuance of up to 7,500,000 shares through the exercise of options or stock appreciation rights (“SARs”) or the issuance of restricted stock awards.  Awards may be granted to any person, including officers, employed by the Company or any parent or subsidiary of the Company, and any director, consultant or independent contractor of the Company or any parent or subsidiary of the Company (“participants”). There are currently approximately 30 participants in the Plan.

If any award granted under the Plan terminates, expires, or is canceled, forfeited or surrendered, the shares relating to such lapsed award are available for issuance pursuant to new awards subsequently granted under this Plan.

          No person in any calendar year may be granted an option to purchase more than 1,500,000 shares of our common stock or an SAR with respect to more than 1,500,000 shares of our common stock.  No more than 500,000 restricted stock shares or units may be awarded under this Plan.

As of April 30, 2009, 3,412,500 shares subject to awards were outstanding under the Plan.

Options

Under the Plan, either incentive stock options (“ISOs”), which are intended to qualify for special tax treatment under Code Section 422, or non-incentive stock options (“non-ISOs”) may be granted to persons by the Compensation Committee, but ISOs can only be granted to employees of the Company or a subsidiary or parent of the Company. Each option granted under the Plan entitles the holder thereof to purchase the number of shares of our common stock specified in the grant at the option price specified in the related stock option certificate.

The terms and conditions of each option granted under the Plan will be determined by the Compensation Committee, but no option will be granted at an exercise price which is less than the fair market value of our stock as determined on the grant date in accordance with the Plan. No option may be exercisable more than 10 years from the grant date. No participant may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000.  Unless otherwise required by the Compensation Committee charter, option grants and the terms thereof shall be ratified by the Board.

Stock Appreciation Rights

SARs may be granted by the Compensation Committee to persons under the Plan, either as part of an option or as stand alone SARs. The terms and conditions for an SAR granted as part of an option will be set forth in the related option certificate, while the terms and conditions for a stand alone SAR will be set forth in a related SAR certificate. SARs entitle the holder to receive an amount equal to the excess of the fair market value of one share of our common stock as of the date the right is exercised over the baseline price specified in the option or SAR certificate, multiplied by the number of shares of our common stock in respect of which the SAR is being exercised. Such payment may be made in cash or in shares valued at the fair market value as of the date of exercise, or partly in cash and partly in shares, as determined by the Committee in its sole discretion.  The Committee may establish a maximum appreciation value payable for SARs.

Restricted Stock

Restricted stock or restricted stock units may be granted by the Compensation Committee to persons under the Plan subject to terms and conditions, if any, as the committee acting in its absolute discretion deems appropriate. The Committee, in its sole discretion, may make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or a subsidiary or the attainment of certain performance goals related to profits, profit growth, cash-flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.  Each grant of restricted stock will be evidenced by a certificate which will specify what rights, if any, a person has with respect to the restricted stock, as well as any conditions applicable to the restricted stock.

Acceleration of Vesting of Awards

The Compensation Committee has the authority to cause outstanding options to become fully exercisable upon a change of control.

In addition, the Committee may in its sole discretion accelerate the date on which any option may be exercised and may accelerate the vesting of any shares subject to any option or previously acquired by the exercise of any option.

Non-transferability

No option or SAR is transferable by a person other than by will or by the laws of descent and distribution.  Unless otherwise authorized by the Board, options or SARs are exercisable during a person’s lifetime only by the person.

Amending or Terminating the Plan

The Board may from time to time amend, suspend or terminate the Plan without the consent or approval of the stockholders of the Company; provided, however, that, except as provided in the Plan, no amendment, suspension or termination of this Plan will substantially impair any option previously granted without the consent of the optionee.

Adjustment of Shares

If there is an increase or decrease in the number of issued and outstanding shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of shares (other than any such exchange or issuance of shares through which shares are issued to effect an acquisition of another business or entity or the Company’s purchase of shares to exercise a “call” purchase option), then the Compensation Committee will (1) make appropriate adjustments in the maximum number of shares available for grant under this Plan, so that the same percentage of the Company’s issued and outstanding shares shall continue to be subject to being so optioned and awarded; and (2) make appropriate adjustment in the number of shares and the exercise price per share (or stock appreciation right base price) thereof then subject to any outstanding option (or stock appreciation right), so that the same percentage of the Company’s issued and outstanding shares shall remain subject to purchase (or appreciation) at the same aggregate exercise price.

As part of any corporate transaction described in Section 424(a) of the Code, the Board will adjust the number of shares subject to outstanding options, SARs and restricted stock awards previously made under the plan, the exercise price with respect to any option and any related grant or forfeiture conditions.  In addition, the Board may make grants of options, SARs or restricted stock awards to effect the assumption of, or substitution for, options, stock appreciation rights, and stock grants previously made by any other corporation to the extent that a corporate transaction described in Section 424(a) of the Code calls for such substitution or assumption of such options, stock appreciation rights and stock grants.

Estimate of Benefits to Executive Officers

The number of options, restricted stock and SARs that will be awarded to the Chief Executive Officer and the other named executive officer pursuant to the Plan is within the discretion of the Compensation Committee and is therefore not currently determinable.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to grants made pursuant to the Plan are technical, and reasonable persons may differ on the proper interpretation of the rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with the grants, based on a good faith interpretation of the current federal income tax laws, regulations (including applicable proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs.  In general, a person will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the person will be required to treat an amount equal to the difference between the fair market value of our stock on the date of exercise over the exercise price as an item of adjustment in computing the person’s alternative minimum taxable income. If the person does not dispose of the common stock received pursuant to the exercise of the ISO before the later of (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a subsequent disposition of the common stock will generally result in long-term capital gain or loss to the individual with respect to the difference between the amount realized on the disposition and the exercise price. We will not be entitled to any income tax deduction as a result of the disposition. We normally will not be entitled to take an income tax deduction at either the grant or the exercise of an ISO.

If the person disposes of the common stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of the disposition, the individual generally will recognize ordinary income, and we will be entitled to an income tax deduction (provided we satisfy applicable federal income tax reporting requirements) in an amount equal to the lesser of (i) the excess of the fair market value of the common stock on the date of exercise over the exercise price or (ii) the amount realized upon disposition over the exercise price. Any gain in excess of the amount recognized by the person as ordinary income would be taxed to the individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs.  A person will not recognize any taxable income upon the grant of a non-ISO, and we will not be entitled to take an income tax deduction at the time of the grant. Upon the exercise of a non-ISO, the person generally will recognize ordinary income, and we will be entitled to take an income tax deduction (provided we satisfy applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. However, if a person is subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and cannot sell the common stock purchased after the exercise of the non-ISO without being subject to liability under Section 16(b), special tax rules address the time at which recognition of income occurs. Upon a subsequent sale of the stock by the person, the individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs.  A person will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the Plan for cash, stock or a combination of cash and stock, and the amount of income that the person will recognize will depend on the amount of cash, if any, and the fair market value of the stock, if any, that the person receives as a result of the exercise. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the person in the same taxable year in which the person recognizes the income, if we satisfy applicable federal income tax reporting requirements.

Restricted Stock.  A person is not subject to any federal income tax upon the grant of restricted stock, nor does the grant of restricted stock result in an income tax deduction for us, unless the restrictions on the stock do not present a substantial risk of forfeiture or the stock is transferable, each within the meaning of Section 83 of the Code. In the year that the restricted stock is either no longer subject to a substantial risk of forfeiture or is transferable, the person will recognize ordinary income in an amount equal to the fair market value of the shares of common stock transferred to the person, generally determined on the date the restricted stock is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first. If a person is subject to Section 16(b) of the Exchange Act and cannot sell the common stock without being subject to liability under Section 16(b) after the date the common stock is no longer subject to a substantial risk of forfeiture or is transferable, the common stock will be treated as still subject to a substantial risk of forfeiture and non-transferable for six months after that date or until the date the common stock can be sold without any Section 16(b) liability, whichever comes first. If the Restricted Stock is forfeited, the person will recognize no gain.

Our Board of Directors recommends that stockholders vote FOR the approval of the Plan.

OTHER INFORMATION

Related Party Transactions

In December 2007 and January 2008 the Company raised a total of $1.6 million from individual investors in the form of a short term unsecured note, (the “Bridge Financing Note”) the terms of which provided the lenders with interest paid in cash or in lieu of cash, warrants with an exercise price of $2. These funds were used to fund the $1.5 million payment due the Company’s subordinated debt holders on or before January 31, 2008 (of the $1.5 million, $1.2 million was used to retire principal and $300,000 was paid as a consent fee). Prior to the payment in full of the subordinated debt holders on March 31, 2008, the $1.6 million was held by an escrow agent and shown as restricted cash on the Company’s balance sheet. John Capotorto, the Company’s Co-Chief Compliance Officer and chairman of the Board of Directors; David Meyrowitz and Paul Basmajian, directors of the Company; Andrew Barnett, the chief executive officer and a director of the Company and Dave Walz,  president of the Company, collectively loaned the Company $600,000 of the total $1.6 million raised. On January 25, 2008 the Company used $1.5 million of the Bridge Financing Note to pay the subordinated debt holders and $100,000 for working capital purposes. On March 31, 2008 the entire $1.6 million Bridge Financing Note was paid in full from the proceeds of the Bison financing.

In April 2009, the Company consolidated its subsidiaries by means of a series of merger transactions (the “Consolidation Transaction”) involving those subsidiaries in which there are minority interest holders (the “Interest Holders”).  In connection with the Consolidation Transaction, each such Interest Holder received a specified number of shares of our common stock in exchange for his or her interests in the relevant subsidiary(ies).  An information statement detailing the proposed Consolidation Transaction was mailed to all of the Interest Holders on December 2, 2008.  The Interest Holders include Paul Basmajian, a director of the Company, and David Walz, an executive of the Company.  Upon consummation of the Consolidation Transaction, Mr. Basmajian received 94,443 shares of our common stock, based on a cash value of $165,276 for all of his interests in our subsidiaries.  Upon consummation of the Consolidation Transaction, Mr. Walz received $80,000 in cash and 30,999 shares of common stock of the Company. The Board, with Mr. Basmajian abstaining, considered and approved the Consolidation Transaction on April 8, 2009.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants or rights under our existing equity compensation plan, the 2006 Stock Option Plan. The information in this table is as of June 30, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available

Equity compensation plans approved by security holders(1)	1,857,667	$3.37	5,642,333
Equity compensation plans not approved by security holders	-	-	-
Total	1,857,667	$3.37	5,642,333

(1)
The 2006 Stock Option Plan permits the issuance of restricted stock, stock appreciation rights, options to purchase our common stock, deferred stock and other stock-based awards, not to exceed 7,500,000 shares of our common stock, to employees, outside directors, and consultants.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a required class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company.  Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based upon a review of the copies of such reports furnished to us and based upon written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with for the fiscal year ended June 30, 2008.

Stockholder Communications with Board of Directors

The Board maintains a process by which the Company’s stockholders can communicate with the directors in writing.  Any stockholder who wants to communicate with the Board, or any one of the directors, may transmit correspondence by mail, facsimile or email, addressed as follows:

Board of Directors (or name of individual director)

c/o Corporate Secretary

The Center for Wound Healing, Inc.

155 White Plains Road, Suite 200

Tarrytown, New York 10591

Fax: (914) 372-3151

Email: Andrew.Barnett@CenterWH.com

The correspondence should indicate that you are a stockholder of the Company.  Depending on the subject matter of the letter, the Corporate Secretary or his designee will:

•	forward the communication to the Board or the director or directors to whom it is addressed;

•	attempt to have management address the inquiry directly; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors upon request.

Stockholder Proposals

In accordance with Rule 14a-8 of the Exchange Act, a stockholder who intends to submit a proposal for consideration at our annual meeting of stockholders for 2009 must submit the proposal to us on or prior to January 5, 2010 in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with that meeting. In accordance with Rule 14a-4 of the Exchange Act, any stockholder proposal to be considered at the 2009 annual meeting but not included in the proxy statement must be submitted in writing on or prior to March 21, 2010 or the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the meeting. Stockholder proposals should be submitted to The Center for Wound Healing, Inc., 155 White Plains Road, Suite 200, Tarrytown, New York 10591, Attention: Corporate Secretary.

Other Matters

The Board of Directors is not aware of any business or matter other than those indicated above which may properly be presented at the meeting.  If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

 Annex A

THE CENTER FOR WOUND HEALING, INC.
2006 STOCK OPTION PLAN

As Amended and Restated April 20, 2009

1.           Purpose.  The purpose of this Plan is to advance the interests of The Center for Wound Healing, Inc., a Nevada corporation (the “Company”), by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, including key employees, consultants, independent contractors, Officers and Directors, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, by authorizing the grant of options to purchase Common Stock of the Company, and other equity-based awards, to persons who are eligible to participate hereunder, thereby encouraging stock ownership in the Company by such persons, all upon and subject to the terms and conditions of this Plan.

2.           Definitions.  As used herein, the following terms shall have the meanings indicated:

(a)       “Board” shall mean the Board of Directors of the Company.

(b)       “Cause” shall mean any of the following:

(i)         a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to perform his or her duties as an employee of the Company;

(ii)         a determination by the Company that there has been a willful breach by the Optionee of any of the material terms or provisions of any employment agreement between such Optionee and the Company;

(iii)         any conduct by the Optionee that either results in his or her conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

(iv)         a determination by the Company that the Optionee has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company, its properties or personnel;

(v)         any act by the Optionee that the Company determines to be in willful or wanton disregard of the Company’s best interests, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;

(vi)         a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or disregard of standards of behavior that the Company has a right to expect of its employees; or

(vii)         if the Optionee, while employed by the Company and for two years thereafter, violates a confidentiality and/or noncompete agreement with the Company, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information; provided, however, that, if the Optionee has entered into a written employment agreement with the Company which remains effective and which expressly provides for a termination of such Optionee’s employment for “cause,” the term “Cause” as used herein shall have the meaning as set forth in the Optionee’s employment agreement in lieu of the definition of “Cause” set forth in this Section 2(b).

(c)       “Change of Control” shall mean the acquisition by any person or group (as that term is defined in the Exchange Act, and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of forty-five percent (45%) or more in voting power of the outstanding stock of the Company, or a change of the composition of the Board so that, within two years after the acquisition took place, a majority of the members of the Board, or the board of directors of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of forty-five percent (45%) or more in voting power of the outstanding stock of the Company.

(d)       “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)       “Committee” shall mean a committee of the Board comprised of at least two members appointed by the Board.  Each Committee member shall be a “non-employee director” within the meaning of the exemption under Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code.

(f)       “Common Stock” shall mean the Company’s Common Stock, par value $.001 per share.

(g)       “Director” shall mean a member of the Board.

(h)       “Employee” shall mean any person, including officers, employed by the Company or any parent or Subsidiary of the Company, and any director, consultant or independent contractor of the Company or any parent or Subsidiary of the Company.

(i)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j)       “Fair Market Value” of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner.  For this purpose, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on The Nasdaq Stock Market (“Nasdaq”), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by any over-the-counter market or quotation service if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days.  If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (e.g., if the Company’s Common Stock is not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

(k)       “Incentive Stock Option” shall mean an incentive stock option as defined in Section 422 of the Code.

(l)       “Non-Statutory Stock Option” or “Nonqualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

(m)                  “Officer” shall mean the Company’s chairman, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company.  Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company.  As used in this paragraph, the phrase “policy-making function” does not include policy-making functions that are not significant.  Unless specified otherwise in a resolution by the Board, an “executive officer” pursuant to Item 401(b) of Regulation S-K (17 C.F.R. § 229.401(b)) shall be only such person designated as an “Officer” pursuant to the foregoing provisions of this paragraph.

(n)       “Option” (when capitalized) shall mean any stock option granted under this Plan.

(o)        “Optionee” shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

(p)       “Plan” shall mean this 2006 Stock Option Plan of the Company.

(q)       “Share” or “Shares” shall mean a share or shares, as the case may be, of the Common Stock, as adjusted in accordance with Section 10 of this Plan.

(r)       “Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.           Shares and Options.  Subject to adjustment in accordance with Section 10 hereof, the Company may issue up to seven million five hundred thousand (7,500,000) Shares from Shares held in the Company’s treasury or from authorized and unissued Shares through the exercise of Options or stock appreciation rights or the issuance of restricted stock awards issued pursuant to the provisions of this Plan, and no more than such number of Shares may be issued through the exercise of Incentive Stock Options.  If any Option or other award granted under this Plan shall terminate, expire, or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Option or other award shall be available for issuance pursuant to new Options or other awards subsequently granted under this Plan.  Upon the grant of any Option or other award hereunder, the authorized and unissued Shares to which such Option or other award relates shall be reserved for issuance to permit exercise under this Plan.  An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option.  All Options or other awards shall be granted within 10 years from the initial adoption of the Plan by the board of directors of Kevcorp Services, Inc. (prior to this amendment and restatement).

4.           Limitations.  Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

5.           Conditions for Grant of Options.

(a)       Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law.  Optionees shall be those persons selected by the Committee from eligible Employees; provided that Incentive Stock Options only may be granted to employees of the Company, a Subsidiary or parent corporation (within the meaning of Code Section 424(e)) of the Company.  No Employee may be granted in any calendar year Options to purchase more than one million five hundred thousand (1,500,000) Shares.  Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

(b)       In granting Options, the Committee shall take into consideration the contribution the person has made, or is expected to make, to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine.  The Committee also shall have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters.  The Committee may from time to time in granting Options under this Plan prescribe such terms and conditions concerning such Options as it deems appropriate; provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

(c)       The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries.  Neither this Plan nor any Option (or other award) granted under this Plan shall confer upon any person any right to employment or continuance of employment (or related salary and benefits) by the Company or its Subsidiaries.

(d)       Unless otherwise required by the Compensation Committee charter, Option grants and the terms thereof shall be ratified by the Board.

6.           Exercise Price.  The exercise price per Share of any Option shall be any price determined by the Committee but in no event shall the exercise price per Share of any Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted, and in the case of an Incentive Stock Option granted to a 10% stockholder, the per Share exercise price will not be less than 110% of the Fair Market Value.  Re-granted Options, or Options which are canceled and then re-granted covering such canceled Options, will, for purposes of this Section 6, be deemed to have been granted on the date of the re-granting.

7.           Exercise of Options.

(a)       An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, (iii) the Optionee has agreed to be bound by the terms, provisions and conditions of any applicable stockholders’ agreement, and (iv) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee’s payment to the Company of the amount that is necessary for the Company or the Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements.  Unless further limited by the Committee in any Option, the exercise price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares.  If the exercise price is paid with Shares, the number of such Shares to be paid shall be determined by dividing (a) the portion of the aggregate exercise price of such Option to be paid with Shares by (b) the Fair Market Value of one such Share (rounded down to the nearest whole share, with any remainder to be paid in another permissible form).  The value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised.  The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of the Option granted hereunder.  If the exercise price is paid in whole or part with the Optionee’s promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require.

(b)       No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

(c)       Any Option may be exercised pursuant to a “cashless” or “net issue” exercise to the extent provided in the Optionee’s option agreement.  In the case of a net issue exercise, in lieu of paying the Option exercise price in the forms specified in subsection (a) above, the Optionee may pay in whole or in part through a reduction in the number of Shares received through the exercise of the Option by the quotient of (a) the portion of the aggregate exercise price of such Option to be paid by such cashless or net issue exercise divided by (b) the Fair Market Value of one such Share (rounded down to the nearest whole share, with any remainder to be paid in another permissible form).  The value of the Shares netted out shall be their Fair Market Value on the date the Option is exercised.

8.           Exercisability of Options.  Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in an individual Option agreement evidencing such Option, except as otherwise provided as follows:

(a)       The expiration date(s) of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years (five years in the case of a grant of an Incentive Stock Option to a 10% Stockholder as described in Section 16 hereof).

(b)       Notwithstanding the exercise schedule set forth in any Option, each outstanding Option, may, in the sole discretion of the Board, become fully vested and exercisable upon the date of the occurrence of any Change of Control, but, unless otherwise expressly provided in any Option, if and only if the Optionee is in the employ (or service, as the case may be) of the Company on such date.

(c)       The Board may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

9.           Termination of Option Period.

(a)       The unexercised portion of any Incentive Stock Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:

(i) three months after the date on which the Optionee’s employment is terminated for any reason other than by reason of (A) Cause, (B) the termination of the Optionee’s employment with the Company by such Optionee following less than 60 days’ prior written notice to the Company of such termination (an “Improper Termination”), (C) a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (D) death;

(ii) immediately upon (A) the termination by the Company of the Optionee’s employment for Cause, or (B) an Improper Termination;

(iii) one year after the date on which the Optionee’s employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee or, if later, three months after the date on which the Optionee shall die if such death shall occur during the one-year period specified herein; or

(iv) the later of (a) one year after the date of termination of the Optionee’s employment by reason of death of the employee, or (b) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

(b)       As provided in Section 10(e) hereof, the Board in its sole discretion may, by giving written notice (“cancellation notice”), in certain circumstances cancel effective upon the date of the consummation of any corporate transaction described in Section 424(a) of the Code, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

(c)       Upon termination of the Optionee’s employment, any Option (or portion thereof) of the Optionee not previously vested or not yet exercisable pursuant to Section 8 of this Plan or the vesting schedule set forth in such Option shall be immediately canceled.

10.           Adjustment of Shares.

(a)       If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares (other than any such exchange or issuance of Shares through which Shares are issued to effect an acquisition of another business or entity or the Company’s purchase of Shares to exercise a “call” purchase option), then and in such event:

(i)         appropriate adjustment shall be made in the maximum number of Shares available for grant under this Plan, so that the same percentage of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

(ii)         appropriate adjustment shall be made in the number of Shares and the exercise price per Share (or stock appreciation right base price) thereof then subject to any outstanding Option (or stock appreciation right), so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase (or appreciation) at the same aggregate exercise price; and

(iii)         such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                (b)        As part of any corporate transaction described in Section 424(a) of the Code, the Board shall adjust (in any manner which the Board in its discretion deems equitable and consistent with Section 424(a) of the Code and without the approval of the Company’s shareholders unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are then traded) the number of Shares subject to outstanding Options, stock appreciation right and Restricted Stock Awards previously made under this Plan, the Exercise Price with respect to any Option, and any related grant or forfeiture conditions.  In addition, the Board shall have the right (in any manner which the Board in its discretion deems equitable and consistent with Section  424(a) of the Code and without regard to the annual grant caps described in this Plan) to make grants of Options, stock appreciation rights, or Restricted Stock Awards to effect the assumption of, or the substitution for, options, stock appreciation rights, and stock grants previously made by any other corporation to the extent that a corporate transaction described in Section 424(a) of the Code calls for such substitution or assumption of such options, stock appreciation rights and stock grants.

(c)       Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or underwritten sale, or upon the exercise of rights or warrants to subscribe therefor or purchase such Shares, or upon conversion of obligations of the Company into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price (or stock appreciation right base price) of Shares then subject to outstanding Options (or stock appreciation rights) granted under this Plan.

(d)       Without limiting the generality of the foregoing, the existence of outstanding Options or other awards granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the Shares subject to outstanding Options; (iv) any purchase or issuance by the Company of Shares or other classes of common stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

(e)       In the event of any corporate transaction described in Code Section 424(a) that does not provide or result in the continuation, assumption or substitution of Options (and stock appreciation rights, if applicable), the Board  may, in the exercise of its sole discretion, declare that any Option (or stock appreciation right) shall terminate as of a date fixed by the Board and give each Optionee (or stock appreciation right holder) the right to exercise his or her Option (or stock appreciation right), provided that similarly-situated Optionees are treated alike.  In such case, the Optionee shall receive written notice within a reasonable time prior to the consummation of such action advising the Optionee thereof.

11.           Transferability.  No Option or stock appreciation right granted hereunder shall be sold, pledged, assigned, hypothecated, disposed or otherwise transferred by the Optionee or stock appreciation right recipient other than by will or the laws of descent and distribution, unless otherwise authorized by the Board, and no Option or stock appreciation right shall be exercisable during the Optionee’s or stock appreciation right recipient’s lifetime by any person other than the Optionee or stock appreciation right recipient.

12.           Issuance of Shares.  As a condition of any sale or issuance of Shares upon exercise of any Option or stock appreciation right, or issuance of Shares pursuant to restricted stock awards, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

(i)         a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares;

(ii)         an agreement and undertaking to comply with all of the terms, restrictions and provisions set forth in any then applicable stockholders’ agreement relating to the Shares, including, without limitation, any restrictions on transferability, any rights of first refusal and any option of the Company to “call” or purchase such Shares under then applicable agreements, and

(iii)         any restrictive legend or legends, to be embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.

13.           Stock Appreciation Rights.  The Committee may grant stock appreciation rights to Employees, either in tandem with Options that have been or are granted under the Plan or with respect to a number of Shares on which an Option is not granted.  A stock appreciation right shall entitle the holder to receive, with respect to each Share as to which the right is exercised, payment in an amount equal to the excess of the Share’s Fair Market Value on the date the right is exercised over its Fair Market Value on the date the right was granted.  Such payment may be made in cash or in Shares valued at the Fair Market Value as of the date of exercise, or partly in cash and partly in Shares, as determined by the Committee in its sole discretion.  No Employee may be granted in any calendar year stock appreciation rights with respect to more than one million five hundred thousand (1,500,000) Shares.  The Committee may establish a maximum appreciation value payable for stock appreciation rights.

14.           Restricted Stock Awards.  The Committee may grant to Employees restricted stock awards under the Plan in Shares or denominated in units of Shares.  The Committee, in its sole discretion, may make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or a Subsidiary or the attainment of certain performance goals related to profits, profit growth, cash-flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.  No more than 500,000 restricted stock Shares or units may be awarded under this Plan.

15.           Administration of this Plan.

(a)       This Plan shall be administered by the Committee, which shall consist of not less than two Directors.   Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

(b)       Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion, to: (i) grant Options and other awards, (ii) determine the exercise price per Share at which Options may be exercised, (iii) determine the individuals to whom, and time or times at which, Options and other awards shall be granted, (iv) determine the number of Shares to be represented by each Option and other award, (v) determine the terms, conditions and provisions of each Option and other award granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, (vi) defer (with the consent of the Optionee) or accelerate the exercise date of any Option, and (vii) make all other determinations deemed necessary or advisable for the administration of this Plan, including re-pricing, canceling and regranting Options.

(c)       The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan.  The Committee’s determinations and its interpretation and construction of any provision of this Plan shall be final, conclusive and binding upon all Optionees and other holders of awards granted under this Plan.

(d)       Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting of the Committee or (ii) without a meeting by the unanimous written approval of the members of the Committee.

(e)       No member of the Committee, or any Officer or Director of the Company or its Subsidiaries, shall be personally liable for any act or omission made in good faith in connection with this Plan.

16.           Incentive Options for 10% Stockholders.  Notwithstanding any other provisions of this Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its Subsidiary) at the date of grant unless the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

17.           Interpretation.

(a)       This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code.  If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.

(b)       This Plan shall be governed by the laws of the State of New York.

(c)       Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.

(d)       Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

(e)       Time shall be of the essence with respect to all time periods specified for the giving of notices to the Company hereunder, as well as all time periods for the expiration and termination of Options in accordance with Section 9 hereof (or as otherwise set forth in an option agreement).

18.           Amendment and Discontinuation of this Plan.  The Board may from time to time amend, suspend or terminate this Plan without the consent or approval of the stockholders of the Company; provided, however, that, except to the extent provided herein, no amendment, suspension or termination of this Plan shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee, and further provided that all similarly-situated Optionees are treated alike.

19.           Termination Date.  This Plan shall terminate 10 years after the date of initial adoption of the Plan by the board of directors of Kevcorp Services, Inc., unless otherwise terminated earlier by the Board.

20.           Shareholder Approval.  Notwithstanding anything in this Plan to the contrary, (a) no Option shall be treated as an Incentive Stock Option unless shareholder approval of the Plan has been obtained in compliance with Section 422(b) of the Code and the treasury regulations issued thereunder, and (b) no Option granted before shareholder approval of the Plan is obtained in compliance with Treasury regulation Section 1.162-27(e)(4) shall be treated as qualified performance-based compensation pursuant to Section 162(m)(4)(C) of the Code or Treasury regulation Section 1.162-27(e).

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE **X**

1. Election of seven Directors:

	FOR ALL NOMINEES	WITHHOLD AUTHORITY for all Nominees	FOR ALL EXCEPT (see instructions below)
	☐	☐	☐

NOMINEES:

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment of Raich Ende Malter & Co. LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2009.	☐	☐	☐
3. Proposal to approve The Center for Wound Healing, Inc. 2006 Incentive Stock Plan, as amended and restated.	☐	☐	☐

This proxy will be voted as directed. If no direction is indicated, this proxy will be voted "FOR ALL NOMINEES" for Director and "FOR" Proposals 2 and 3.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of 2008 Annual Meeting of Stockholders and Proxy Statement dated May 4, 2009.

Label Area 4" x 1 1/2"

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature of Stockholder ____________ **Signature of Stockholder** ____________ **Date** ________ **, 2009.**

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in the partnership name by authorized person.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THE CENTER FOR WOUND HEALING, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
June 4, 2009

The undersigned hereby appoints Andrew G. Barnett and John V. Capotorto, M.D., and each of them, proxies with full power of substitution for and in the name of the undersigned, to vote all shares of stock of The Center for Wound Healing, Inc. which the undersigned would be entitled to vote if personally present at the 2008 annual meeting of stockholders to be held Thursday, June 4, 2009, 10:00 a.m. local time, and at any adjournments thereof, upon the matters described in the accompanying Notice of 2008 Annual Meeting of Stockholders and Proxy Statement dated May 4, 2009, and upon any other business that may properly come before the meeting or any adjournments thereof.

The proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as follows and otherwise in their discretion upon all other matters that may properly come before the meeting or any adjournments thereof.

Please vote, sign and date this proxy and promptly return it in the enclosed envelope whether or not you plan to attend the annual meeting. If you attend the annual meeting, you may revoke the proxy and vote your shares in person.

(Continued and to be signed on the reverse side.)